Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Hycroft Mining Holding Corporation’s Registration Statement on Form S-8 (File No. 333-249620) of our report dated March 30, 2022, relating to the consolidated financial statements which appear in this Annual Report on Form 10-K.

/s/ Plante & Moran, PLLC
March 30, 2022
Southfield, Michigan